Exhibit 99.1
ARGAN, INC. REPORTS SECOND QUARTER RESULTS
September 14, 2011 — ROCKVILLE, MD — Argan, Inc. (NYSE AMEX: AGX) today announced financial results for the three and six months ended July 31, 2011.
For the quarter ended July 31, 2011, net revenues were $26.3 million compared to $52.3 million during the quarter ended July 31, 2010. Gemma Power Systems (Gemma) contributed $24.4 million or 93% of net revenues from continuing operations in the second quarter of fiscal 2012, compared to $50.4 million or 96% of net revenues from continuing operations in the second quarter of fiscal 2011. The reduction in net revenues was due primarily to the completion of the construction of a large gas fired power plant in Northern California in the first quarter. In May 2011, Gemma received full notice to proceed on a new 800 MW project near Desert Hot Springs, California.
For the six months ended July 31, 2011, net revenues were $42.3 million compared to $105.6 million during the six months ended July 31, 2010. Gemma contributed $38.4 million or 91% of net revenues from continuing operations in the first six months of fiscal 2012 compared to $101.8 million or 96% of net revenues from continuing operations in the first six months of fiscal 2011.
The Company reported EBITDA (Earnings before interest, taxes, depreciation and amortization) from continuing operations of $2.5 million for the quarter ended July 31, 2011 compared to $6.5 million for the same prior year period. Gemma, for its segment, recorded $3.1 million in EBITDA for the second quarter of fiscal 2012 compared to $7.4 million in the second quarter of fiscal 2011. The Company reported EBITDA from continuing operations of $3.9 million for the six months ended July 31, 2011 compared to $10.5 million for the same prior year period. Gemma, for its segment, recorded $5.4 million in EBITDA for the first six months of fiscal 2012 compared to $12.8 million for the first six months of fiscal 2011.
In the second quarter of fiscal 2012, the Company reported income from continuing operations before income taxes of $2.3 million compared to income from continuing operations before income taxes of $6.2 million in the second quarter of 2011.
For the first six months of fiscal 2012, the Company reported income from continuing operations before income taxes of $3.5 million compared to income from continuing operations before income taxes of $9.9 million for the first six months of fiscal 2011.
Net income for the quarter ended July 31, 2011 was $2.1 million or $0.15 per diluted share based on 13,717,000 diluted shares outstanding, compared to net income of $3.3 million or $0.24 per diluted share based on 13,699,000 diluted shares outstanding for the quarter ended July 31, 2010.
Net income for the six months ended July 31, 2011 was $2.7 million or $0.20 per diluted share based on 13,699,000 shares outstanding compared to net income of $5.3 million or $0.39 per diluted share based on 13,736,000 diluted shares outstanding for the six months ended July 31, 2010.
In March 2011, Vitarich Laboratories, Inc. (VLI), a wholly owned subsidiary of Argan, sold substantially all of its assets to NBTY, Florida, Inc. As a result, Argan is reporting VLI’s results for the three and six months ended July 31, 2011 and 2010 as discontinued operations. Current results include the net proceeds of the sale transaction.

Argan realized income on discontinued operations for the current quarter of $550,000 compared to a loss of $656,000 on discontinued operations in the same quarter in the preceding year. Argan realized income on discontinued operations for the first six months of fiscal 2012 of $411,000 compared to a loss of $988,000 on discontinued operations in the first six months of the preceding year.
Argan had consolidated cash of $106.9 million as of July 31, 2011 and was debt free. Consolidated working capital increased during the current quarter to approximately $77.1 million as of July 31, 2011.
Gemma’s backlog as of July 31, 2011 was $300 million. Gemma received a full notice to proceed on the project to construct an 800 MW peaking plant energy facility in Southern California, which is included in our backlog with the value of $253 million at July 31, 2011.
Commenting on Argan’s results, Rainer Bosselmann and Chief Executive Officer stated, “Our Gemma net revenues continued to be soft during the first six months of our fiscal year due to completion of a large multi-year project during the first quarter of our fiscal year. For the remainder of the year, we should experience the positive impact on net revenues of our commencing the initial phases of construction activity from an 800 MW peaking plant in Southern California.”
About Argan, Inc.
Argan’s primary business is designing and building energy plants through its Gemma Power Systems subsidiary. These energy plants include traditional gas as well as alternative energy including biodiesel, ethanol, and renewable energy sources such as wind power. Argan also owns Southern Maryland Cable, Inc.
Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company’s ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann 301.315.0027	Arthur Trudel 301.315.9467

ARGAN, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
Net revenues
Power industry services	$24,390,000	$50,373,000	$38,409,000	$101,769,000
Telecommunications infrastructure services	1,952,000	1,947,000	3,926,000	3,785,000

Net revenues	26,342,000	52,320,000	42,335,000	105,554,000

Cost of revenues Power industry services	20,078,000	41,902,000	30,559,000	86,569,000
Telecommunications infrastructure services	1,617,000	1,638,000	3,231,000	3,431,000

Cost of revenues	21,695,000	43,540,000	33,790,000	90,000,000

Gross profit	4,647,000	8,780,000	8,545,000	15,554,000
Selling, general and administrative expenses	2,374,000	2,604,000	5,133,000	5,638,000

Income from operations	2,273,000	6,176,000	3,412,000	9,916,000
Other income, net	29,000	9,000	51,000	7,000

Income from continuing operations before income taxes	2,302,000	6,185,000	3,463,000	9,923,000
Income tax expense	782,000	2,228,000	1,198,000	3,611,000

Income from continuing operations	1,520,000	3,957,000	2,265,000	6,312,000

Discontinued operations
Income (loss) on discontinued operations (including gains on disposal of $1,076,000 and $1,228,000 for the three and six months ended July 31, 2011)	874,000	(963,000)	809,000	(1,489,000)
Income tax (expense) benefit	(324,000)	307,000	(398,000)	501,000

Income (loss) on discontinued operations	550,000	(656,000)	411,000	(988,000)

Net income	$2,070,000	$3,301,000	$2,676,000	$5,324,000

Earnings (loss) per share:
Continuing operations
Basic	$0.11	$0.29	$0.17	$0.46

Diluted	$0.11	$0.29	$0.17	$0.46

Discontinued operations
Basic	$0.04	$(0.05)	$0.03	$(0.07)

Diluted	$0.04	$(0.05)	$0.03	$(0.07)

Net income
Basic	$0.15	$0.24	$0.20	$0.39

Diluted	$0.15	$0.24	$0.20	$0.39

Weighted average number of shares outstanding
Basic	13,603,000	13,593,000	13,602,000	13,589,000

Diluted	13,717,000	13,699,000	13,699,000	13,736,000

ARGAN, INC. AND SUBSIDIARIES
Reconciliations to EBITDA
Continuing Operations (unaudited)

	Three Months Ended July 31,
	2011	2010
Income from continuing operations	$1,520,000	$3,957,000
Interest expense	—	11,000
Income tax expense	782,000	2,228,000
Amortization of purchased intangible assets	87,000	88,000
Depreciation and other amortization	114,000	196,000

EBITDA	$2,503,000	$6,480,000

Reconciliations to EBITDA
Power Industry Services (unaudited)

	Three Months Ended July 31,
	2011	2010
Income before income taxes	$3,004,000	$7,153,000
Interest expense	—	11,000
Amortization of purchased intangible assets	87,000	88,000
Depreciation and other amortization	51,000	98,000

EBITDA	$3,142,000	$7,350,000

Reconciliations to EBITDA
Continuing Operations (unaudited)

	Six Months Ended July 31,
	2011	2010
Income from continuing operations	$2,265,000	$6,312,000
Interest expense	—	25,000
Income tax expense	1,198,000	3,611,000
Amortization of purchased intangible assets	175,000	175,000
Depreciation and other amortization	231,000	364,000

EBITDA	$3,869,000	$10,487,000

Reconciliations to EBITDA
Power Industry Services (unaudited)

	Six Months Ended July 31,
	2011	2010
Income before income taxes	$5,144,000	$12,432,000
Interest expense	—	25,000
Amortization of purchased intangible assets	175,000	175,000
Depreciation and other amortization	100,000	164,000

EBITDA	$5,419,000	$12,796,000

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a reconciliation between the Company’s GAAP and non-GAAP financial results is provided above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	July 31,	January 31
	2011	2011
ASSETS	(unaudited)	(Note 1)
CURRENT ASSETS:
Cash and cash equivalents	$106,890,000	$83,292,000
Restricted cash	—	1,243,000
Accounts receivable, net of allowance for doubtful accounts	11,367,000	13,099,000
Costs and estimated earnings in excess of billings	560,000	1,443,000
Deferred income tax assets	—	91,000
Prepaid expenses and other current assets	3,344,000	520,000
Assets held for sale	695,000	6,354,000

TOTAL CURRENT ASSETS	122,856,000	106,042,000
Property and equipment, net of accumulated depreciation	1,306,000	1,478,000
Goodwill	18,476,000	18,476,000
Intangible assets, net of accumulated amortization and impairment losses	2,733,000	2,908,000
Deferred income tax assets	923,000	999,000
Other assets	27,000	14,000
Assets held for sale	204,000	625,000

TOTAL ASSETS	$146,525,000	$130,542,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,700,000	$8,555,000
Accrued expenses	4,914,000	13,035,000
Billings in excess of costs and estimated earnings	26,122,000	9,916,000
Liabilities related to assets held for sale	44,000	1,362,000

TOTAL CURRENT LIABILITIES	45,780,000	32,868,000
Other liabilities	27,000	29,000

TOTAL LIABILITIES	45,807,000	32,897,000

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.10 per share; 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share; 30,000,000 shares authorized; 13,610,227 and 13,602,227 shares issued at July 31 and January 31, 2011, and 13,606,994 and 13,598,994 shares outstanding at July 31 and January 31, 2011	2,042,000	2,040,000
Warrants outstanding	590,000	601,000
Additional paid-in capital	88,967,000	88,561,000
Retained earnings	9,152,000	6,476,000
Treasury stock, at cost; 3,233 shares at July 31 and January 31, 2011	(33,000)	(33,000)

TOTAL STOCKHOLDERS’ EQUITY	100,718,000	97,645,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$146,525,000	$130,542,000

Note 1 — The condensed consolidated balance sheet as of January 31, 2011 has been derived from audited financial statements.